Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

             We consent to the incorporation by reference in this registration statement of SoftKey International Inc. on Form S-8 of our report dated February 20, 1996, on our audits of the consolidated balance sheets of SoftKey International Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994, and the related financial statement schedule.

                                         /s/  COOPERS & LYBRAND L.L.P.
                                        _______________________________
                                              COOPERS & LYBRAND L.L.P.

             Boston, Massachusetts
             May 28, 1996